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HANCOCK FABRICS, INC.                                                 EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(unaudited)

(dollars in thousands, except for
  per share amounts)                                         Thirteen Weeks Ended

                                                         May 2,                 May 3,
                                                          1999                   1998
                                                      -----------            -----------

Basic earnings per share

  Net earnings                                        $     1,104            $     2,107
                                                      ===========            ===========

  Weighted average number of common shares
   outstanding during period                           18,149,429             20,684,389
                                                      ===========            ===========

Basic Earnings per share                              $      0.06            $      0.10
                                                      ===========            ===========



Diluted earnings per share

  Net earnings                                        $     1,104            $     2,107
                                                      ===========            ===========

  Weighted average number of common shares
   outstanding during period                           18,149,429             20,684,389


   Common stock equivalents                                     0                435,379

   Contingently issuable shares                                 0                 79,893
                                                      -----------            -----------

                                                       18,149,429             21,199,661
                                                      ===========            ===========

Diluted earnings per share                            $      0.06            $      0.10
                                                      ===========            ===========
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